                                                                      EXHIBIT 12


                     CERTIFICATE OF THE SOLE STOCKHOLDER OF
                        MERCURY FOCUS TWENTY FUND, INC.

     Fund Asset Management, L.P., the holder of shares of common stock, par value $0.10 per share, indicated below, of Mercury Focus Twenty Fund, Inc., a Maryland corporation (the "Fund"), does hereby confirm to the Fund its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.

    Number of          Number of          Number of         Number of
 Class A Shares     Class B Shares     Class C Shares    Class D Shares
 --------------     --------------     --------------    --------------
     2,500               2,500              2,500             2,500

                         FUND ASSET MANAGEMENT, L.P.


                         By: /s/ TERRY K. GLENN
                            ----------------------------------
                                   Authorized Officer



Dated: March 21, 2000